Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED FOUNDERS AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED FOUNDERS AGREEMENT (this “Amendment”) is effective as of this 5th day of October 2017 (the “Effective Date”) between Fortress Biotech, Inc., a Delaware corporation (the “Founder”), and Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”).

BACKGROUND

WHEREAS, Founder and the Company previously entered into a Founders Agreement, dated March 17, 2015 (as amended and restated in its entirety on July 11, 2016, the “Amended and Restated Founders Agreement”);

WHEREAS, Founder formed the Company on November 10, 2014, for the purpose of acquiring, licensing, developing and commercializing specialty pharmaceutical products; and

WHEREAS, the parties hereto have requested that the Amended and Restated Founders Agreement be further amended on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.                   Amendment to Section 1.2.(c) of the Amended and Restated Founders Agreement. Section 1.2(c) of the Amended and Restated Founders Agreement is hereby deleted and restated in its entirety as follows:

“Founder shall receive an annual equity fee during the Term payable in shares of Common Stock, such that on an annual basis on January 1 of each year, the Company shall issue to the Founder shares of Common Stock of the Company equal to two and a half percent (2.5%) of the fully-diluted outstanding equity of the Company at the time of issuance (the “Annual Equity Fee”); provided, however, that the Annual Equity Fee payable on January 1, 2018 shall be prorated such that it shall only be payable with respect to the portion of the calendar year 2017 between the date in 2017 on which the Annual Equity Fee was paid to Founder and December 31, 2017; and”

2.                   Remainder of Amended and Restated Founders Agreement. Except as expressly set forth in this Amendment, the provisions of the Amended and Restated Founders Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

3.                   Miscellaneous. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald, M.D.
Name:	Lindsay A. Rosenwald, M.D.
Title:	President & CEO

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ James F. Oliviero
Name:	James F. Oliviero
Title:	President & CEO

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